                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           LATTICE SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------

                                     [LOGO]

                       LATTICE SEMICONDUCTOR CORPORATION
                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 11, 1997

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lattice Semiconductor Corporation (the "Company") will be held at the Portland Hilton Hotel, 921 SW 6th Ave, Portland, OR 97204, Monday, August 11, 1997, at 1:00 p.m., Pacific Time, for the following purposes:

    1. To elect two Class II directors to serve a term of three years or until their successors are elected;

    2. To approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder;

    3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending March 28, 1998; and

    4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on June 12, 1997 are entitled to notice of and to vote at the meeting. The meeting is subject to adjournment from time to time as the stockholders present in person or by proxy may determine.

    All stockholders are invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE PROMPTLY SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Stephen A. Skaggs
                                          SECRETARY

Hillsboro, Oregon
July 1, 1997

                                     [LOGO]

                       LATTICE SEMICONDUCTOR CORPORATION
                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    A proxy in the accompanying form is solicited by the Board of Directors of Lattice Semiconductor Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Portland Hilton Hotel, 921 SW 6th Ave, Portland, OR 97204, on Monday, August 11, 1997 at 1:00 p.m., Pacific Time, or at any adjournment thereof. The proxy is solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The mailing address of the Company's principal executive office is 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and the telephone number at that address is (503) 681-0118.

    These proxy solicitation materials were mailed on or about July 1, 1997, together with the Company's 1997 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

    The power of the proxy holders will be suspended if the stockholder of record executing the proxy is present at the meeting and elects to vote in person. Any proxy may be revoked prior to its exercise upon written notice to the Secretary of the Company or upon delivery to the Secretary of the Company of a duly executed proxy bearing a later date. The shares represented by each valid, unrevoked proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the nominees for director, for the approval of the proposals presented, and in accordance with the recommendations of the Board of Directors on any other business which may properly come before the meeting or matters incident to the conduct of the meeting.

    The Company's outstanding voting securities at the close of business on June 12, 1997 consisted of 23,066,825 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which is entitled to one vote on all matters to be presented at the meeting. Only stockholders of record at the close of business on June 12, 1997 (the "record date") are entitled to notice of and to vote at the meeting or any adjournment thereof. The Common Stock does not have cumulative voting rights.

    The required quorum for the transaction of business at the Annual Meeting is a majority of shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    Abstentions and votes "withheld" will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Broker non-votes with respect to proposals set forth in this Proxy Statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered "Votes Cast", and will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

                       PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS

    Pursuant to the Company's Certificate of Incorporation as amended and restated (the "Certificate"), the Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Each class consists of two directors. Two Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2000. The proxy holders intend to vote the proxies received by them for Mr. Hauer and Mr. Strain, who have been nominated to the Board of Directors. If the nominees for director become unavailable for election for any reason, pursuant to the proxy the proxy holders will have discretionary authority to vote for suitable substitutes. The Company is not aware of any reason that Mr. Hauer or Mr. Strain will be unable or will decline to serve as a director. The terms of office of the persons elected as director will continue until their terms expire in 2000 or until successors have been elected and qualified.

    The following table briefly describes the Company's nominees for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years. There are no family relationships among any directors or officers of the Company.

                                                                PRINCIPAL OCCUPATION            DIRECTOR       TERM
NOMINEES                                      AGE             AND OTHER DIRECTORSHIPS             SINCE       EXPIRES       CLASS
----------------------------------------      ---      --------------------------------------  -----------  -----------     -----
Daniel S. Hauer                                   60   Chairman of the Board of S-MOS                1987         1997           II
                                                         Systems, Inc., a supplier of CMOS
                                                         integrated circuits and silicon
                                                         wafers (since August 1994);
                                                         President and Chief Executive
                                                         Officer of S-MOS Systems, Inc.
                                                         (until October 1994).

Douglas C. Strain                                 77   Vice Chairman and Founder of Electro          1986         1997           II
                                                         Scientific Industries, Inc., a
                                                         manufacturer of industrial lasers
                                                         and electro-optical equipment.

DIRECTORS WHOSE TERMS CONTINUE
---------------------------------------------------------------------------------------------

Mark O. Hatfield                                  74   United States Senator from Oregon             1997         1998          III
                                                         (until January 1997).

Cyrus Y. Tsui                                     51   Chairman of the Board of the Company          1988         1998          III
                                                         (effective March 31, 1991);
                                                         President and Chief Executive
                                                         Officer of the Company (since 1988);
                                                         Director of Asante Technologies.

Harry A. Merlo                                    72   President of Merlo Corporation, a             1983         1999            I
                                                         holding company (since July 1995);
                                                         President and Chairman of the Board
                                                         of Louisiana-Pacific Corporation, a
                                                         building materials company (until
                                                         June 1995).

                                                                PRINCIPAL OCCUPATION            DIRECTOR       TERM
NOMINEES                                      AGE             AND OTHER DIRECTORSHIPS             SINCE       EXPIRES       CLASS
----------------------------------------      ---      --------------------------------------  -----------  -----------     -----
Larry W. Sonsini                                  56   Chairman of the Executive Committee of        1991         1999            I
                                                         Wilson Sonsini Goodrich & Rosati,
                                                         Professional Corporation; Director
                                                         of Novell, Inc. and Pixar.

REQUIRED VOTE

    The two nominees receiving the highest number of affirmative votes of the Votes Cast at the Annual Meeting on this matter shall be elected as the Class II directors. See "Information Concerning Solicitation and Voting--General".

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" DANIEL S. HAUER AND DOUGLAS C. STRAIN AS THE CLASS II DIRECTORS OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

    In fiscal 1997, the Company's Board of Directors held four regularly scheduled meetings. No member of the Board of Directors attended fewer than 75% of the total number of board and committee meetings of the Board of Directors held during fiscal 1997.

    The Board of Directors currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee. The Compensation Committee makes recommendations to the Board of Directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. Mr. Strain and Mr. Sonsini were the compensation committee members through May 1996, when Mr. Sonsini resigned and was replaced by Mr. Merlo. The Compensation Committee met twice in fiscal 1997.

    The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee meets with management and the Company's independent accountants, who have access to the Audit Committee with and without the presence of management representatives. During fiscal 1997, the Audit Committee was composed of Mr. Merlo and Mr. Hauer and met twice.

    A Nominating Committee comprising Mr. Sonsini and Mr. Tsui exists to identify persons for future nomination for election to the Board of Directors. Two meetings were held in fiscal 1997 by the Nominating Committee. Stockholders who wish to submit names to the Nominating Committee for consideration should do so in writing addressed to the Nominating Committee, c/o Corporate Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company (currently only Mr. Tsui) receive no additional or special remuneration for serving as directors. Each non-employee director receives an annual retainer of $12,000 plus $1,500 for each board meeting attended and $750 for each committee meeting attended.

    Non-employee directors also receive options to purchase shares of the Company's Common Stock. Prior to May 1993, these options were issued under the Company's Outside Directors Stock Option Plan (the "1990 Directors Plan"). In August 1993, the stockholders approved the 1993 Outside Directors Stock Option Plan (the "1993 Directors Plan") which replaced the 1990 Directors Plan. The 1993 Directors Plan provides for automatic grants of stock options to non-employee directors. Under this plan, each outside director received a grant of 18,000 shares in August 1993. A new director receives a grant for 18,000 shares on the date he is appointed by the Board of Directors. In addition, each outside director will receive a grant of 18,000 shares on the date any previously granted option becomes fully vested. These shares generally vest quarterly over a four-year period.

TRANSACTIONS WITH MANAGEMENT

    Mr. Hauer, a director of the Company, is the Chairman of S-MOS Systems, Inc. ("S-MOS"). The Company has a manufacturing agreement with S-MOS for the production and delivery of silicon wafers. In July 1994, the Company entered into advance payment and research and development agreements with Seiko Epson Corporation and its affiliate S-MOS. Pursuant to the terms of these agreements, the Company made payments of $44 million to Seiko Epson, in approximately even quarterly amounts from July 1994 to March 1995. A second advance payment agreement between the Company and Seiko Epson Corporation and its affiliate S-MOS was entered into in March 1997. Total payments of approximately $90 million (with an option for an additional $60 million) will be made by fiscal 1999. Repayment for the advance payment portions of these agreements will be made in the form of semiconductor wafers over a multi-year period. In fiscal 1997, approximately $18 million of wafers were delivered to the Company in connection with these advance payment agreements. Additionally, in fiscal 1997, cash wafer purchases by the Company from S-MOS totaled $22.8 million.

    Mr. Sonsini, a director of the Company, is Chairman of the Executive Committee of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California. This firm serves as the Company's primary outside legal counsel.

EMPLOYMENT AGREEMENTS

    In September 1988, the Company entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as President and Chief Executive Officer of the Company. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of the Company as described in the letter, then any unvested options to purchase common stock of the Company held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated other than for cause, the Company will continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during that period are exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee through May of 1996 were Mr. Strain and Mr. Sonsini. During the May 13, 1996 Board Meeting, Mr. Sonsini resigned from the Compensation Committee and was replaced by Mr. Merlo. Mr. Sonsini is Chairman of the Executive Committee of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, primary outside legal counsel to the Company.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals noted below, both of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plan, in which capacity the Compensation Committee reviews and approves stock option grants to all employees.

    COMPENSATION PHILOSOPHY. Lattice's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the stockholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

    COMPONENTS OF EXECUTIVE COMPENSATION. The principal components of executive compensation are base salary, bonuses under the Executive Incentive Plan, participation in the Company-wide Profit Sharing Plan and stock options.

    Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee periodically conducts surveys of companies in the industry in order to determine whether the Company's executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of the range. In addition, the Company relies on variable compensation in order to emphasize the importance of performance. As a result, in the fiscal year ended March 29, 1997, which was a profitable year for the Company, the salaries of the named executive officers (as subsequently defined) comprised only 28% to 41% of their total cash compensation.

    The Executive Incentive Plan is a bonus plan that is linked directly to the profitability of the Company. This plan in particular emphasizes the Compensation Committee's belief that, when the Company is successful, the executives should be highly compensated, but that, conversely, if the Company is not successful and is not profitable, no bonuses should be paid absent extraordinary circumstances. Each individual executive officer's portion of the total bonus pool is determined by a formula that is based on the executive's base salary and his or her contribution to the Company. With respect to the Chief Executive Officer the formula is based on his salary and the performance of the Company, and the bonus derived from such formula is paid in a combination of stock and cash, pursuant to the 1996 Stock Incentive Plan as approved by the stockholders. With respect to other executives, a cash bonus is based both on the formula and on individual performance relative to key objectives as determined by the Chief Executive Officer. In addition to the Executive Incentive Plan, the Company has a Profit Sharing Plan under which a specified percentage of operating profit is set aside and distributed equally among all employees, including executives.

    The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and on an annual basis thereafter under a replenishment program. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive vests over a period of four years. The purpose of the annual replenishment option grant program is to ensure that the executive always has options that vest in increments over the following four-year period. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. In addition to the stock option program, executives are eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each offering period (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

    Other elements of executive compensation are participation in a Company-wide life insurance program as well as a supplemental life insurance program, long-term disability insurance, Company-wide medical benefits, the ability to defer compensation pursuant to a 401(k) plan and a supplemental deferred compensation plan. Discretionary Company contributions to the 401(k) plan of up to 5% of eligible base pay were made in fiscal 1997.

    The 1996 Stock Incentive Plan was approved by the stockholders at the 1996 Annual Meeting. This Plan allows the Company to grant certain stock-related benefits and to utilize additional tax deductions which may be available under
Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) limits to $1 million the deductibility of annual compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of
Section 162(m) and the regulations thereunder.

                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Douglas C. Strain, Chairman

                                          Harry A. Merlo

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table provides certain summary information concerning compensation paid to or accrued for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") for the fiscal years ended March 29, 1997, March 30, 1996, and April 1, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                             ANNUAL COMPENSATION               -------------
                                                ---------------------------------------------  STOCK OPTION
NAME AND                              FISCAL                                   OTHER ANNUAL       GRANTS       ALL OTHER
PRINCIPAL POSITION                     YEAR     SALARY(1)      BONUS(2)      COMPENSATION(3)   (# OF SHARES)     COMP.
-----------------------------------  ---------  ----------  ---------------  ----------------  -------------  ------------
Tsui, Cyrus Y.                         1997     $  462,876  $  1,215,092(4)   $    4,403           131,250    $  34,834(8)
  President & CEO                      1996        402,505     1,082,983          10,885(5)        131,250       21,669(6)
                                       1995        350,000       684,078           4,371            87,500       16,935(6)
Laub, Steven A.                        1997     $  207,730  $    435,000      $    4,403            80,000    $  14,684(8)
  Senior VP & COO                      1996        186,678       381,000           6,175            37,500        4,069(7)
                                       1995        174,164       270,812           4,371            25,000        2,550(7)
Skaggs, Stephen A.                     1997     $  162,304  $    295,000      $    4,403            60,000    $   6,300(8)
  Senior VP & CFO
Yu, Kenneth K.                         1997     $  166,399  $    262,000      $    4,403            15,000    $   3,624(8)
  VP & Managing Director,              1996        158,099       244,000           6,175            18,750          821(7)
    Lattice Asia                       1995        147,855       148,874           4,371            10,000            0
Yu, Jonathan K.                        1997     $  158,645  $    228,000      $    4,403            15,000    $  19,496(8)
  Corporate VP - Business              1996        151,474       221,000           7,847(5)         18,750       10,488(7)
    Development                        1995        145,345       141,000           4,371            12,500        7,900(7)

------------------------
(1) Salary includes amounts deferred pursuant to the Company's 401(k) savings plan.

(2) Bonuses for each year include amounts earned for such year, even if paid in the subsequent year, and exclude bonuses paid during such year that were earned for a prior year.

(3) Unless otherwise noted, represents participation in the Company's profit sharing plan.

(4) Bonus was paid in stock and cash, pursuant to the 1996 Stock Incentive Plan. Mr. Tsui received 5,842 shares worth $140,938 for the quarter ended 6/29/96, 4,716 shares worth $139,712 for the quarter ended 9/28/96, 3,346 shares worth $150,988 for the quarter ended 12/28/96, and 3,908 shares worth $175,860 for the quarter ended 3/29/97. The remainder of the bonus was paid in cash to provide reimbursement for taxes.

(5) Includes tax payments by the Company related to non-cash compensation during fiscal 1996 in the amounts of $4,710 and $1,672 for Mr. Tsui and Mr. Jonathan Yu, respectively.

(6) Includes payments by the Company for patent issuance, $2,900 in 1995 and $1,400 in 1996, and by the Company for life and disability insurance, $14,035 in 1995 and $20,269 in 1996.

(7) Represents payments by the Company for life and disability insurance.

(8) Includes payments by the Company for life and disability insurance of $25,344 for Mr. Tsui, $5,112 for Mr. Laub, $1,298 for Mr. Skaggs, $3,624 for Mr. Kenneth Yu, and $11,678 for Mr. Jonathan Yu. Also includes contributions made to the 401(k) plan by the Company in the amounts of $9,490 for Mr. Tsui, $9,572 for Mr. Laub, $5,002 for Mr. Skaggs, and $7,818 for Mr. Jonathan Yu.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the last fiscal year, as well as options held by the named executive officers as of March 29, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                                                          INDIVIDUAL GRANTS                          OF STOCK PRICE
                                         ----------------------------------------------------         APPRECIATION
                                            OPTION                                             (THROUGH EXPIRATION DATE)
                                            GRANTS      % OF TOTAL    EXERCISE                 --------------------------
NAME AND                                     (# OF        OPTIONS       PRICE     EXPIRATION        5%           10%
PRINCIPAL POSITION                         SHRS)(1)       GRANTED    ($/SHR)(1)      DATE      PER YEAR(2)   PER YEAR(2)
---------------------------------------  -------------  -----------  -----------  -----------  ------------  ------------
Tsui, Cyrus Y.                              131,250          16.2%    $   28.13      8/12/01   $  1,019,867  $  2,253,640
  President & CEO

Laub, Steven A.                              80,000(3)        9.9%    $   28.13      8/12/01   $    621,634  $  1,373,648
  Senior VP & COO

Skaggs, Stephen A.                           60,000(3)        7.4%    $   28.13      8/12/01   $    466,225  $  1,030,236
  Senior VP & CFO

Yu, Kenneth K.                               15,000           1.9%    $   28.13      8/12/01   $    116,556  $    257,559
  VP & Managing Director,
    Lattice Asia

Yu, Jonathan K.                              15,000           1.9%    $   28.13      8/12/01   $    116,556  $    257,559
  Corporate VP -Business
    Development

------------------------

(1) These options were granted under the Company's 1988 Stock Incentive Plan in August 1996, and have an exercise price equal to the fair market value of the Company's Common Stock as of the date of the grant. Except where noted, these grants vest quarterly over a four-year period ending in August 2000.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices for its Common Stock.

(3) These grants vest 25% after one year, and quarterly thereafter until fully vested in August 2000.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED
                                                              OPTIONS AT FISCAL YEAR
                                                                       END                VALUE OF UNEXERCISED
                                    SHARES                   ------------------------  OPTIONS AT FISCAL YEAR END
NAME AND                          ACQUIRED ON     VALUE        VESTED      UNVESTED    --------------------------
PRINCIPAL POSITION                 EXERCISE      REALIZED    (# OF SHRS)  (# OF SHRS)   VESTED(1)    UNVESTED(1)
--------------------------------  -----------  ------------  -----------  -----------  ------------  ------------

Tsui, Cyrus Y.                       131,250   $  4,164,625     188,669      248,831   $  3,771,339  $  4,131,004
  President & CEO

Laub, Steven A.                       51,000   $  1,356,125      35,718      118,282   $    711,550  $  1,976,575
  Senior VP & COO

Skaggs, Stephen A.                    25,000   $    880,451       8,937       70,563   $    173,198  $  1,176,240
  Senior VP & CFO

Yu, Kenneth K.                        15,500   $    396,390      26,140       30,860   $    554,377  $    500,320
  VP & Managing Director,
  Lattice Asia

Yu, Jonathan K.                       58,375   $  1,393,464      28,514       32,736   $    573,992  $    544,758
  Corporate VP - Business
  Development

------------------------

(1) Represents the difference between the exercise price of the options and the closing price of the Company's stock on March 27, 1997.

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

    The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 Index and the S&P Technology Sector* for the period March 31, 1992 through March 31, 1997. The total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the S&P 500, and the S&P Technology Sector. Historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           LATTICE SEMICONDUCTOR CORP   S & P 500   S & P TECHNOLOGY SECTOR
1992                            $ 100        $ 100                    $ 100
1993                              179          115                      110
1994                              156          117                      129
1995                              240          135                      164
1996                              277          179                      221
1997                              446          214                      299

------------------------

*The S&P Technology Sector was previously named the S&P High Technology Index.

All data points are at March 31.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of June 12, 1997, information about (i) persons known to the Company to be the beneficial owners of more than five percent of the Company's outstanding Common Stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

                                                                        NUMBER OF     PERCENT OF
BENEFICIAL OWNER                                                        SHARES(1)       CLASS
----------------------------------------------------------------------  ---------     ----------
J. & W. Seligman & Co., Inc.                                            3,146,916(2)     13.6%
  100 Park Avenue
  New York, NY 10017

Fidelity Investments                                                    2,556,400(2)     11.1%
  82 Devonshire Street
  Boston, MA 02109

State Farm Mutual Automobile Insurance Company                          1,625,000(2)      7.0%
  One State Farm Plaza
  Bloomington, IL 61710

Firstar Corporation                                                     1,158,900(2)      5.0%
  777 East Wisconsin Avenue
  Milwaukee, WI 53202

Cyrus Y. Tsui, Chairman of the Board,
  President and Chief Executive Officer                                   727,848(3)      3.1%

Steven A. Laub, Senior Vice President and COO                             159,068(4)     *

Stephen A. Skaggs, Senior Vice President and CFO                           80,211(5)     *

Kenneth K. Yu, Vice President and Managing Director, Lattice Asia          77,000(6)     *

Jonathan K. Yu, Corporate Vice President - Business Development            63,842(7)     *

Mark O. Hatfield, Director                                                 18,000(8)     *

Daniel S. Hauer, Director                                                  33,145(9)     *

Harry A. Merlo, Director                                                   25,875(10)    *

Larry W. Sonsini, Director                                                 21,000(11)    *

Douglas C. Strain, Director                                                17,250(12)    *

All directors and executive officers as a group (16 persons)            1,615,019(13)     6.7%

------------------------

 *  Less than one percent.

(1) Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject to community property laws where applicable.

(2) Based upon information received from the named beneficial owner as of June 12, 1997 or on Schedule 13G filings under the Securities Exchange Act of 1934, as amended.

(3) Includes 437,500 shares issuable upon exercise of options.

(4) Includes 154,000 shares issuable upon exercise of options.

(5) Includes 79,500 shares issuable upon exercise of options.

(6) Includes 57,000 shares issuable upon exercise of options.

(7) Includes 61,250 shares issuable upon exercise of options.

(8) Includes 18,000 shares issuable upon exercise of options.

(9) Includes 11,250 shares issuable upon exercise of options.

(10) Excludes an aggregate of 15,815 shares held by the Harry A. Merlo Charitable Remainder Trusts and the Domenic W. Merlo Educational Trust; includes 21,375 shares issuable upon exercise of options.

(11) Includes 21,000 shares issuable upon exercise of options.

(12) Includes 14,750 shares issuable upon exercise of options.

(13) Includes 1,211,375 shares issuable upon exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 29, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, with two exceptions. A trust, of which Harry A. Merlo, a Director, is a trustee and disclaims beneficial ownership, inadvertently did not file record of a sale of 10,000 shares by the appropriate Form 4 filing date. The Form 4 was filed within two months of the sale. 13,904 shares of stock granted to Cyrus Y. Tsui in the form of a bonus, pursuant to the 1996 Stock Incentive Plan as approved by stockholders, was inadvertently not reported by the appropriate Form 5 filing date. The Form 5 was filed within 30 days of the required date.

       PROPOSAL 2: APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

    The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1990. The stockholders approved, in August 1993, an increase of 225,000 shares to the original number of shares reserved for the Purchase Plan. In May 1997, the Board of Directors amended the Purchase Plan, subject to stockholder approval, to increase the shares reserved for issuance from 450,000 shares to 700,000 shares. The Board believes that increasing the number of shares available under the Purchase Plan will enable the Company to continue its policy of encouraging employee equity participation in the Company by enabling employees to purchase the Company's Common Stock at a discount from the market price through voluntary payroll deductions. Employee participation in the Purchase Plan has been broadly-based. Approximately 66% of the Company's eligible employees participated in this plan during the purchase period ending December 31, 1996. The Board believes that the increased opportunity for employee equity participation will promote the attraction, retention and motivation of employees.

PURCHASE PLAN ACTIVITY

    Since the Purchase Plan's inception in 1990, and as of June 12, 1997 (without taking into account the proposed amendment to the Purchase Plan), the Company had issued and sold an aggregate of 392,191 shares of Common Stock pursuant to the Purchase Plan and 57,809 shares of Common Stock were available for future issuance under the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the Company's last fiscal year by each of the named executive officers, all current executive officers as a group and all non-executive officer employees as a group:

                                                                                                         NUMBER OF
                                                                                             DOLLAR       SHARES
NAME OF INDIVIDUAL AND POSITION OR IDENTITY OF GROUP                                        VALUE(1)     PURCHASED
----------------------------------------------------------------------------------------  ------------  -----------
Cyrus Y. Tsui, Chairman of the Board, President and CEO                                   $     47,656       1,036

Steven A. Laub, Senior VP and COO                                                         $     29,918         872

Stephen A. Skaggs, Senior VP and CFO                                                      $     25,028         711

Kenneth K. Yu, VP and Managing Director, Lattice Asia                                     $          0           0

Jonathan K. Yu, Corporate VP - Business Development                                       $     26,735         760

All Executive Officers as a group                                                         $    227,315       6,169

All other employees (excluding executive officers) as a group                             $  1,813,255      51,252

------------------------

(1) Represents the market value of the shares on the date of purchase. The purchase price paid by each participant in the Purchase Plan is at least 15% below the market value. See "Summary of Purchase Plan--Right to Purchase Shares".

SUMMARY OF THE PURCHASE PLAN

    The purpose of the Purchase Plan is to provide a convenient and practical means for employees of the Company and its participating subsidiaries to purchase the Company's Common Stock and a method by which the Company may assist and encourage its employees to become stockholders. The Purchase Plan is intended to be a permanent program but the Board of Directors may terminate the Purchase Plan at any time.

    ELIGIBILITY. Except as described below, all regular-status employees of the Company and its participating subsidiaries who have been so employed for at least six months and work more than twenty hours per week will be eligible to participate in the Purchase Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company will be ineligible to participate in the Purchase Plan.

    ADMINISTRATION. The Purchase Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Purchase Plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising thereunder and generally supervise the administration of the plan.

    RIGHT TO PURCHASE SHARES. Eligible employees may participate in the Purchase Plan by electing to contribute to the plan by means of a payroll deduction. Participants may contribute to the Purchase Plan from $10 to 10 percent of their total base salary during each pay period in the offering period. No employee's rights to acquire shares of Common Stock may accrue at a rate that exceeds $25,000 per calendar year. The $25,000 limit is based on the fair market value of the shares as of the relevant enrollment date. At the end of each six-month offering period, June 30 and December 31 each year, the Company will apply the amount contributed by the participant during the offering period to the purchase of whole shares of Common Stock reserved under the Purchase Plan. The purchase price per share of Common Stock is equal to the lesser of 85 percent of the fair market value of the Common Stock on the first trading day of the offering period or the last trading day of the offering period. Any cash amount remaining after the purchase of whole shares will be retained in the participant's account for application on the next purchase date.

    Neither payroll deductions credited to a participant's account nor any rights under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment because of death, retirement or disability, the payroll deductions credited to the participant's account will be used to purchase shares of Common Stock on the next purchase date under the plan. Any remaining balance is returned to the participant or his or her beneficiary. A participant may withdraw the entire accumulated balance in his or her account and terminate participation in the Purchase Plan by giving written notice to the Company, except that no amounts may be withdrawn within 15 days prior to the last day of an offering period.

    AMENDMENTS. The Board of Directors of the Company may amend the Purchase Plan, except that without stockholder approval, the Board of Directors may not increase the number of shares reserved for issuance under the plan, permit the sale of shares to noneligible employees, materially increase benefits or materially modify eligibility requirements. The Board of Directors may terminate the Purchase Plan at any time. Upon termination, amounts credited to participants' accounts will be returned to participants.

UNITED STATES TAX INFORMATION

    The Purchase Plan, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. However, the participant will generally be subject to tax upon the sale or other disposition of the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased (the "Holding Periods"), the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15 percent of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Holding Periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the Holding Periods.

    The foregoing summary of the effect of United States federal income taxation upon the participant and the Company in connection with the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

REQUIRED VOTE

    The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on this matter at the Annual Meeting. See "Information Concerning Solicitation and Voting-- General".

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

       PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    On May 13, 1997, the Board of Directors appointed Price Waterhouse LLP to act as the independent accountants of the Company for the fiscal year ending March 28, 1998, subject to ratification of the appointment by the stockholders. Price Waterhouse LLP has served as the Company's independent accountants for the last ten fiscal years. Representatives of Price Waterhouse LLP have been invited and are expected to attend the Annual Meeting, will be given the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The proposal to ratify the appointment of Price Waterhouse LLP requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting. See "Information Concerning Solicitation and Voting-- General". In the event of a negative vote on such ratification, the Board will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 28, 1998.

                                 ANNUAL REPORT

    The Company's Annual Report to Stockholders for the fiscal year ended March 29, 1997 is transmitted herewith. The Company will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of Common Stock of the Company at the close of business on June 12, 1997, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters which may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

                        METHOD AND COST OF SOLICITATION

    The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, employees of the Company, for no additional compensation, may request the return of proxies personally or by telephone, telecopy or telegram. The Company will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's stock to execute proxies.

                             STOCKHOLDER PROPOSALS

    A stockholder proposal to be considered for inclusion in proxy material for the Company's August 1998 Annual Meeting of Stockholders must be received by the Company not later than March 1, 1998 in order that it may be included in the Proxy Statement and form of proxy relating to that meeting.

    It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

                                          By Order of the Board of Directors

                                          Stephen A. Skaggs
                                          SECRETARY

Hillsboro, Oregon
July 1, 1997

 APPENDIX I

                       LATTICE SEMICONDUCTOR CORPORATION

                         EMPLOYEE STOCK PURCHASE PLAN


                AS AMENDED AND RESTATED EFFECTIVE MAY 13, 1997


                                   ARTICLE I

                                    PURPOSE

    The purpose of the Lattice Semiconductor Corporation Employee Stock Purchase Plan (the "Plan") is to provide a convenient and practical means by which employees of Lattice Semiconductor Corporation (the "Corporation") and the employees of any Participating Subsidiary (as hereinafter defined) may acquire stock of the Corporation. The Corporation believes that ownership of its stock by employees will mutually benefit the employees and the Corporation by creating a greater community of interest between the Corporation's stockholders and its employees. The Corporation intends that the Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code (as hereinafter defined). Further the Corporation intends that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time.

                                  ARTICLE II

                                  DEFINITIONS

    The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.

    2.1 ACCOUNT shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Shares. A Participant shall be fully Vested in the cash contributions to his or her Account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

    2.2 BOARD OF DIRECTORS shall mean the Board of Directors of the Corporation.

    2.3 CODE shall mean the Internal Revenue Code of 1986, as amended from time to time.

    2.4 COMMITTEE shall mean the Committee appointed by the Board of Directors in accordance with Section 8.1 of the Plan, if such a Committee be appointed.

    2.5 COMPENSATION shall mean the total cash compensation paid to an Employee as base salary in the period in question for the services rendered to the Employer by the Employee while a Participant. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred compensation plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or
Section 125 of the Code, but shall not include earnings that are not part of the Employee's base salary such as overtime pay, severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

    2.6 COMMON STOCK shall mean the common stock, $.01 par value of the Corporation.

    2.7 CORPORATION shall mean Lattice Semiconductor Corporation, a Delaware Corporation.

    2.8 DISABILITY shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Corporation and two independent physicians, to perform his or her duties as an employee of the Corporation. Disability shall be deemed to have occurred on the first day after the Corporation and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

    2.9 EMPLOYEE shall mean an individual who renders services to his or her Employer pursuant to a regular-status employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

    2.10 EMPLOYER shall mean, collectively, the Corporation and any Participating Subsidiary, or any successor entity that continues the Plan, or all such entities collectively. All Employees of entities that constitute the Employer shall be treated as employed by a single company for all Plan purposes. In contexts in which actions are required or permitted to be taken or notices to be given, the Employer shall mean the Corporation or any successor corporation.

    2.11 EMPLOYMENT shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Article X.

    2.12 ENROLLMENT DATE shall mean the first day of each Offering Period.

    2.13 OFFERING shall mean the offering of Shares pursuant to the Plan during an Offering Period.

    2.14 OFFERING PERIOD shall mean any one of the separate 6-month periods commencing on January 1 and July 1 of each calendar year; provided, however that the first Offering Period shall commence on the date set by the Plan Administrator as the Enrollment Date for the first Offering and shall continue through the earlier of the next succeeding June 30 or December 31, at which time such Offering shall terminate.

    2.15 PARTICIPANT shall mean any Employee who is participating in any Offering under the Plan pursuant to Article III.

    2.16 PARTICIPATING SUBSIDIARY shall mean a Subsidiary that is designated by the Board of Directors of the Company as a participating employer in the Plan.

    2.17 PAYROLL DEDUCTION AUTHORIZATION FORM shall mean the form provided by the Corporation on which a Participant shall elect to participate in the Plan and designate the amount or percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

    2.18 PLAN shall mean this document.

    2.19 PLAN ADMINISTRATOR shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Article VIII.

    2.20 PURCHASE DATE shall mean the last day of any Offering Period.

    2.21 RETIREMENT shall mean a Participant's termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that a Disability has occurred with respect to the Participant.

    2.22 SHARE shall mean one share of Common Stock.

    2.23 SUBSIDIARY shall mean any corporation, association or other business entity at least fifty percent (50%) or more of the total combined voting power of all classes of stock of which is owned or controlled directly or indirectly by the Corporation or one or more of such Subsidiaries or both.

    2.24 VALUATION DATE shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section 5.2 (that is, the Enrollment Date or the applicable Purchase
Date). If the Enrollment Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the

Valuation Date shall be the first day after the Enrollment Date for which such fair market value may be determined. If the Purchase Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the Valuation Date shall be the first date prior to the Purchase Date on which such fair market value may be determined.

    2.25 VESTED shall mean non-forfeitable.

                                  ARTICLE III

                            EMPLOYEE PARTICIPATION

    3.1  PARTICIPATION.  An Employee who meets the requirements of Section
3.2 below may elect to participate in the Plan, effective as of any future Enrollment Date, by completing and filing a Payroll Deduction Authorization Form as provided in Section 4.1. As of each Enrollment Date until the supply of Shares reserved under the Plan is exhausted, the Corporation hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date, in the amount and/or on the terms provided in Article V.

    3.2  REQUIREMENTS FOR PARTICIPATION

    (a) An Employee shall become eligible to participate in the Plan on the first Enrollment Date on which he or she first meets all of the following requirements:

         (i)The Employee is employed by the Employer on the Enrollment Date for that offering and has been continuously employed by the Employer for a period of six months prior to the Enrollment Date;

         (ii)The Employee's customary period of Employment is for more than twenty (20) hours per week; and

         (iii)The Employee's customary period of Employment is for more than five (5) months in any calendar year.

    (b) Employees who are also directors or officers of the Corporation may participate only in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time.

    (c) Absent withdrawal from the Plan pursuant to Section 6.3, a Participant who has elected to participate in the Plan by completing and filing a Payroll Deduction Authorization Form with respect to an Offering Period will automatically be re-enrolled in the Plan on the next Enrollment Date immediately following the expiration of the Offering of which he or she is then a Participant, and the terms of the Payroll Deduction Authorization Form then on file with the

Corporation shall remain applicable for the subsequent Offering Period until modified in accordance with Section 4.5.

    (d) A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when any of the following occurs:

         (i)the entity of which the Participant is an Employee ceases to be an Employer as defined in Section 2.10; or

         (ii)the Participant ceases to meet the eligibility requirements of
    Section 3.2(a).

    The payroll deductions credited to the Account of any Participant who becomes ineligible during an Offering Period shall be returned to the Participant, and the ineligible Participant shall have no right to purchase Shares at the next Purchase Date.

    3.3  LIMITATIONS ON PARTICIPATION

    (a) No Employee may obtain a right to purchase Shares under the Plan if, immediately after such right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

    (b) No Employee may obtain a right to purchase Shares under the Plan that permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan of the Corporation or any parent or Subsidiary of the Corporation to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year in which such rights to purchase Shares are outstanding. For this purpose, the right to purchase Shares accrues on the Purchase Date of an Offering Period. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

    3.4 VOLUNTARY PARTICIPATION. Participation in the Plan shall be voluntary.

                                  ARTICLE IV

                              PAYROLL DEDUCTIONS

    4.1 PAYROLL DEDUCTION AUTHORIZATION. An Employee may contribute to the Plan only by means of payroll deduction. A Payroll Deduction Authorization Form must be filed with the enrolling individual's payroll office not less than 15 days prior to the Enrollment Date as of which the payroll deductions are to take effect.

    4.2 AMOUNT OF DEDUCTIONS. A Participant may specify that he or she desires to make contributions to the Plan at a rate not less than $10.00 and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentages as the Plan Administrator shall establish from time to time.
Such specification shall apply during any period of continuous participation in the Plan, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all the amounts otherwise deductible from his or her pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent paychecks. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Corporation.

    4.3 COMMENCEMENT OF DEDUCTIONS. Payroll deductions for a Participant shall commence with the first paycheck following the Enrollment Date of the Offering for which his or her Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan.

    4.4 ACCOUNTS. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account during the preceding six months and the number of Shares purchased.

    4.5  MODIFICATION OF AUTHORIZED DEDUCTIONS.

    (a) Participant may, prior to the commencement of each Offering Period in which he or she will be a Participant, increase or reduce the amount of his or her payroll deduction, effective for all subsequent payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office in accordance with Section 4.1; provided, however that no modification in a Participant's payroll deduction shall cause such Participant's contribution to be less than $10.00 or more than ten percent (10%) of such Participant's compensation during any pay period.

    (b) A Participant may at any time discontinue his or her payroll deductions by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office, after which the Participant's participation in the Offering will terminate without automatic re-enrollment under Section 3.2(c), and the payroll deductions credited to such Participant's account shall be returned to the Participant.

    (c) For purposes of this Section 4.5, an amended Payroll Deduction Authorization Form shall be effective for a specific pay period when filed at least 15 days prior to the last day of such period.

                                   ARTICLE V

                              PURCHASES OF SHARES

    5.1 PURCHASE OF SHARES. Subject to the limitations of Article VI, on each Purchase Date in an Offering Period the Corporation shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in
Section 5.2, and shall issue such Shares to the Participant. Payment for shares purchased under the Plan will be made only through payroll withholding in accordance with Article IV.

    5.2 PRICE. The price of Shares to be purchased under Section 5.1 on any Purchase Date shall be the lower of:

    (a) Eighty-five percent (85%) of the fair market value of the shares on the Enrollment Date of the Offering; or

    (b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date of the Offering, provided that in no event shall the price be less than the book value per share of the Shares on the Purchase Date. For this purpose, the book value per share shall equal the aggregate book value of the Corporation on a consolidated basis (total assets minus total liabilities) at the end of the Company's fiscal quarter that is at the midpoint of the Offering Period, divided by the total number of shares of Common Stock (or common stock equivalents) outstanding at the end of the Company's fiscal quarter ended immediately prior to the Purchase Date.

    5.3  FAIR MARKET VALUE.

    (a) The fair market value of the Shares on any date shall be equal to the closing price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

    (b) If prices for the Shares are not publicly quoted, the fair market value of the Shares shall be determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

    5.4 UNUSED CONTRIBUTIONS. Any amount credited to a Participant's Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next succeeding Purchase Date. No interest will be paid on the amounts accumulated.

    5.5 DELIVERY AND CUSTODY OF SHARES. Shares purchased by Employees pursuant to the Plan shall be delivered to the Employee or to an investment or financial firm appointed by the Plan Administrator to act as custodian on behalf of the Employee.

                                  ARTICLE VI

                          TERMINATION AND WITHDRAWAL

    6.1 TERMINATION OF EMPLOYMENT. Upon termination of a Participant's Employment for any reason other than as set forth in Section 6.2, the payroll deductions credited to such Participant's Account shall be returned to the Participant. A Participant shall have no right to acquire Shares on any Purchase Date subsequent to termination of his or her Employment.

    6.2 TERMINATION UPON DEATH, RETIREMENT OR DISABILITY. Upon termination of the Participant's Employment because of his or her Death, Retirement or Disability, the payroll deductions credited to his or her Account shall be used to purchase Shares as provided in Article V on the next Purchase Date. Any remaining balance in the participant's Account shall be returned to him or her or, in the case of death, any Shares purchased and any remaining balance shall be transferred to the deceased Participant's estate.

    6.3 WITHDRAWAL. A Participant may withdraw the entire amount credited to his or her Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Corporation, but in no case may a Participant withdraw amounts within the 15 days immediately preceding a Purchase Date for that Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

                                  ARTICLE VII

                        SHARES PURCHASED UNDER THE PLAN

    7.1  SOURCE AND LIMITATION OF SHARES.

    (a) The Corporation has reserved for sale under the Plan 700,000 shares of its Common Stock, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 9.2. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the 700,000 Share limitation.

    (b) If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Corporation prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No payroll deductions shall be permitted under the Plan at any time when no Shares are available.

    7.2 DELIVERY OF SHARES. The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Employer to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Corporation. After the purchase of the Shares, the Participant shall be entitled to all rights of a stockholder of the Corporation.

                                 ARTICLE VIII

                                ADMINISTRATION

    8.1 PLAN ADMINISTRATOR. At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time. Each member of the Committee shall be either a director, an officer or an Employee of the Corporation. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until he or she dies, resigns or is removed from office by the Board of Directors. No members shall receive any compensation for serving as a member of the Committee.

    8.2 POWERS. The Plan Administrator shall be vested with full authority to make, administer and interpret all rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of
Section 423 of the Code.

                                  ARTICLE IX

                    CHANGES IN CAPITALIZATION, MERGER, ETC.

    9.1 RIGHTS OF THE CORPORATION. The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or other changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

    9.2 RECAPITALIZATION. Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section
7.1 and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Corporation resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares). The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Plan Administrator without any further approval from the stockholders, which determination shall be conclusive.

    9.3 CONSOLIDATION OR MERGER. In the event of the consolidation or merger of the Corporation with or into any other business entity, or the sale by the Corporation of substantially all of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 12.1.

                                   ARTICLE X

                           TERMINATION OF EMPLOYMENT

    10.1 VACATION, LEAVE OR LAYOFF. A person's Employment shall not terminate on account of an authorized leave of absence, sick leave or vacation, or on account of a military leave described in Section 10.2, or a direct transfer between Employers. Failure to return to work upon expiration of any leave of absence, sick leave or vacation shall be considered a termination of Employment for purposes of the Plan, effective as of the expiration of such leave of absence, sick leave or vacation.

    10.2 MILITARY LEAVE. Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee's military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if he or she fails to make application for reemployment within the period specified by such law for the preservation of employment rights. In such event, the individual's employment shall terminate by resignation on the day the military leave expires.

                                  ARTICLE XI

                       STOCKHOLDER APPROVAL AND RULINGS

    The Plan is expressly made subject (a) to the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present in person or by proxy at a meeting of stockholders within 12 months after the date the Plan is adopted and (b) at the Corporation's election, to the receipt by the Corporation from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Corporation, affirming the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Corporation a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board of Directors, the Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

    12.1 AMENDMENT AND TERMINATION OF THE PLAN.

    (a) The Board of Directors of the Corporation may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares previously granted to any Participant.
 No amendment shall be made without prior approval of the stockholders of the Corporation if the amendment would:

         (i)Permit the sale of more Shares than are authorized under
    Section 7.1;

         (ii)Permit the sale of Shares to employees of entities which are not Employers as defined in Section 2.10;

         (iii)Materially increase the benefits accruing to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, under the Plan; or

         (iv)Modify the requirements as to eligibility for participation in the Plan.

    (b) The Plan is intended to be a permanent program, but an Employer shall have the right at any time to declare the Plan terminated completely as to the Employer. Upon such termination, amounts credited to the Accounts of Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

    12.2 NON-TRANSFERABILITY. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section 6.2, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Corporation may treat any such act as an election to withdraw funds in accordance with Section 6.3.

    12.3 USE OF FUNDS. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purposes and the Corporation shall not be obligated to segregate the payroll deductions.

    12.4 EXPENSES. All expenses of administering the Plan shall be borne by the Corporation and its Participating Subsidiaries.

    12.5 NO INTEREST. No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's Account.

    12.6 REGISTRATION AND QUALIFICATION OF SHARES. The Offering of the Shares hereunder shall be subject to the effecting by the Corporation of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Corporation shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Corporation shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

    12.7 PLAN NOT A CONTRACT OF EMPLOYMENT. The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for an inducement or a condition of the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee or Participant. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance that will give rise to the applicable right.

    12.8 SERVICE OF PROCESS. The Secretary of the Corporation is hereby designated agent for service of legal process on the Plan.

    12.9 NOTICE. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Corporation prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

    12.10 GOVERNING LAW. The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, and all other persons shall be determined in accordance with it. To the extent that state law is applicable, however the laws of the State of Oregon shall apply.

    12.11 PLURALS. Where the context so indicates, the singular shall include the plural and vice versa.

    12.12 TITLES. Titles of Articles and Sections are provided herein for convenience only and are not to serve as the basis for interpretation or construction of the Plan.

    12.13 REFERENCES. Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

    12.14 RESPONSIBILITY. Neither the Corporation, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Employee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

    12.15 ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of rights to purchase Shares granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Plan transactions.

                       LATTICE SEMICONDUCTOR CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS, AUGUST 11, 1997

    The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 1, 1997, and hereby appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on August 11, 1997, at 1:00 p.m., Pacific Time, at the Portland Hilton Hotel, 921 SW 6th Ave, Portland, OR 97204, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth:


-------------------------------------------------------------------------------
                             ^ FOLD AND DETACH HERE ^

                                                Please mark your
                                               votes as indicated   / X /
                                                 in this example


1.         Election of Daniel S. Hauer and Douglas C.
           Strain as Class II Directors:

           / / FOR all nominees listed       / / WITHHOLD authority to vote
               above except as noted below.      for all nominees listed above.

2. Proposal to approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares reserved for issuance:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending March 28, 1998:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE AMENDMENT TO INCREASE SHARES IN THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

                            PLEASE MARK, DATE, SIGN AND
                           RETURN THE PROXY CARD PROMPTLY.

Signature(s) __________________________________ Dated:________________, 1997
(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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                             ^ FOLD AND DETACH HERE ^